Exhibit 10.4

Form of Restricted Stock Agreement under the 2011 Plan.

FORM OF AGREEMENT

LIONBRIDGE TECHNOLOGIES, INC.

Restricted Stock Agreement

This Restricted Stock Agreement dated [DATE OF GRANT] is made by and between Lionbridge Technologies, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and [RECIPIENT NAME], an employee of the Company or a subsidiary of the Company (hereinafter referred to as the “Employee”). This is an Agreement between the Company and the Employee with respect to restricted stock granted under the 2011 Stock Incentive Plan of Lionbridge Technologies, Inc., (the “Plan”). Capitalized terms not defined herein shall have such meanings ascribed to them in the Plan.

WHEREAS, the Nominating and Compensation Committee of the Company’s Board of Directors (the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Restricted Stock (as hereinafter defined) provided for herein to the Employee as an inducement to remain in the service of the Company or its Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Restricted Stock;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF RESTRICTED STOCK

Section 1.1 - Grant of Restricted Stock

In consideration of the Employee’s agreement to remain in the employ of the Company or its Subsidiary and for other good and valuable consideration, the value of which exceeds the par value of the Restricted Stock, on the date hereof the Company grants to the Employee [NUMBER OF SHARES GRANTED] shares of its common stock $0.01 par value (the “Restricted Stock”), upon the terms and conditions set forth in this Agreement.

ARTICLE II

TERMS OF RESTRICTED STOCK

Section 2.1 - Restrictions on Transfer

The Employee may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Restricted Stock until such time as the Restricted Stock becomes vested pursuant to the provisions of this Agreement.

Section 2.2 - Lapsing of Restrictions on Stock

Restrictions with respect to twenty five percent (25%) of the shares granted hereunder shall lapse on the first anniversary of the grant date, restrictions with respect to an additional twenty-five percent (25%) of the shares shall lapse on each of the second and third anniversaries of the grant date, and restrictions with respect to the remaining 25% of the shares granted hereunder shall lapse on fourth anniversary of the grant date.

Section 2.3 - Forfeiture of Restricted Stock

Until the Restricted Stock is vested in accordance with Section 2.2 of this Agreement, it will be forfeited to the Company immediately upon a termination of employment for any reason.

Section 2.4 - Escrow

The Secretary of the Company shall retain physical custody of the certificates representing the Restricted Stock until all of the restrictions imposed pursuant to this Agreement expire or shall have been removed.

Section 2.5 - Legend

The certificates evidencing the Restricted Stock shall bear a legend substantially as follows until all of the restrictions imposed pursuant to this Agreement expire or have been removed:

The shares represented by this certificate are subject to restrictions on transfer until [INSERT DATE THAT IS FOUR YEARS FROM GRANT DATE] and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a Restricted Stock Agreement dated as of [INSERT GRANT DATE], a copy of which the Company shall furnish to the holder of this certificate upon request and without charge.

ARTICLE III

OTHER PROVISIONS

Section 3.1 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to such Employee at the address given beneath such Employee’s signature hereto. By a notice given pursuant to this Section 3.1, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 3.1. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.2 - Construction

In the event of any discrepancy between the terms of this Agreement and the terms of the Plan itself, the Plan will control. This Agreement shall be administered, interpreted and enforced under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

LIONBRIDGE TECHNOLOGIES, INC.

By:
Name:
Title:

[RECIPIENT NAME AND ADDRESS]

LIONBRIDGE TECHNOLOGIES, INC.

Restricted Stock Award Vesting Schedule

Name:	[RECIPIENT NAME]

Number of Restricted Stock:	[NUMBER OF SHARES GRANTED]

Date of Grant:	[DATE OF GRANT]

Amount paid:	$0

Vesting Schedule:	Twenty five percent (25%) of the shares granted hereunder shall lapse on the first anniversary of the grant date, an additional twenty-five percent (25%) of the shares shall lapse on each of the second and third anniversaries of the grant date, and the remaining 25% of the shares granted hereunder shall lapse on fourth anniversary of the grant date.

Date	Shares